UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        February 19, 2008

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 and 7.01.	Results of Operations and Financial Condition and Regulation FD Disclosure

On February 19, 2008, j2 Global Communications, Inc. issued a press release announcing its financial results for the fiscal year ended December 31, 2007. The press release also contains financial estimates for the fiscal year ending December 31, 2008. In addition, the Company announced that its Board of Directors has approved a stock repurchase program authorizing the Company to make purchases in the public market or in off-market transactions of up to five million shares of the Company’s common stock at any time or times through December 31, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on February 19, 2008, j2 Global hosted its fiscal 2007 earnings conference call and Webcast. Via the Webcast, j2 Global presented its February 2008 Investor Presentation, which contains a summary of j2 Global’s financial results for the fiscal year ended December 31, 2007; financial estimates for the fiscal year ending December 31, 2008; and certain other financial and operating information regarding j2 Global. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 19, 2008.
99.2	February 2008 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: February 19, 2008	By:	/s/ Kathleen M. Griggs
Kathleen M. Griggs Chief Financial Officer

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 INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 19, 2008.
99.2	February 2008 Investor Presentation.

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